UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2017

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2017, the Board of Directors of PetVivo Holdings, Inc., a Nevada corporation ( “PetVivo”) appointed Cynthia Jenkins as Chief Financial Officer (CFO) of PetVivo to succeed John Dolan who served as CFO of PetVivo since 2013. Cynthia Jenkins will serve as CFO of Petvivo until her successor shall be appointed and shall qualify. Ms. Jenkins will spend whatever time is necessary to perform the functions and duties of CFO of PetVivo, for which she will be compensated by PetVivo on an hourly basis.

Cynthia Jenkins, age 58, has over the past many years held offices of CEO, President, Vice President, CFO, and Secretary/Treasurer while serving as a principal of various broker-dealers registered with the SEC and with FINRA. She has extensive financial, compliance and operational experience necessary to assist the growth of new and existing firms and to assure their compliance with SEC and FINRA rules and regulations. Ms. Jenkins also has specialized experience in facilitating early stage public companies with their financial, auditing and regulatory compliance and operations. She also is experienced in the preparation and procedures of conducting AML audits, and she holds many securities licenses including Series 7, 24, 27, 52, 63, and 99.

Through her Edina MN consulting company, since 2006 Ms. Jenkins has provided comprehensive financial, regulatory and accounting services for various registered broker-dealers, including for the past five years being Financial and Operations Principal for Classic, LLC of Fargo ND since July 2012; for Hewins Brokerage Services, LLC of Redwood City CA since July 2015; and for Alternative Asset Investment Management Securities, Inc. of New York NY since May 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: August 30, 2017	By:	/s/ John Lai
	Name:	John Lai
	Title:	President

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